UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF
THE SECURITIES EXCHANGE ACT OF 1934

Suja Life, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	39-4779189 (I.R.S. Employer Identification No.)

3831 Ocean Ranch Blvd. Oceanside, CA (Address of principal executive offices)	92056 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered Class A common stock, par value $0.0001 per share	Name of each exchange on which each class is to be registered The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:
333-294971

Securities to be registered pursuant to Section 12(g) of the Act:
None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

A description of the Class A common stock, par value $0.0001 per share, of Suja Life, Inc., a Delaware corporation (the “Registrant”), to be registered hereunder is contained in the section titled “Description of Capital Stock” in the prospectus included in the Registrant’s Registration Statement on Form S-1 (File No. 333-294971), initially publicly filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 10, 2026, as subsequently amended from time to time (the “Registration Statement”), and is incorporated herein by reference. Any form of prospectus subsequently filed by the Registrant with the SEC pursuant to Rule 424(b) under the Securities Act of 1933, as amended, that constitutes part of the Registration Statement shall be deemed to be incorporated herein by reference.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits for Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Suja Life, Inc.

Date: May 7, 2026

By:	/s/ Maria Stipp
	Name:	Maria Stipp
	Title:	Chief Executive Officer